GOLD BANC ACQUISITION CORPORATION XI, INC.
                     (A KANSAS CORPORATION)

                    AS SUCCESSOR BY MERGER TO

                    AMERICAN BANCSHARES, INC.
                     (A FLORIDA CORPORATION)

                               AND

                      BANKERS TRUST COMPANY
                          (AS TRUSTEE)

                  FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF

                         MARCH 20, 2000
                               TO

                  JUNIOR SUBORDINATED INDENTURE

                           DATED AS OF

                          JULY 7, 1998
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     THIS FIRST SUPPLEMENTAL INDENTURE, (this "Supplemental
Indenture"), dated as of March 20, 2000 and effective and conditioned upon the consummation of the Merger (as defined below), between Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation (the "Company") (as successor by Merger to American Bancshares, Inc., a Florida corporation ("American")), and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee"), supplements the Junior Subordinated Indenture dated as of July 7, 1998 (the "Indenture"), pursuant to which American's 8.50% unsecured junior subordinated deferrable interest debentures due June 30, 2028 (the "Securities") were issued and are currently outstanding.

                            RECITALS

     1. American, Gold Banc Corporation, Inc. a Kansas corporation and parent corporation of the Company, and the Company have entered into an Agreement and Plan of Reorganization dated as of September 6, 1999, as amended January 24, 2000, pursuant to which American will be merged with and into the Company (the "Merger").

     2. As a result of the Merger, the separate corporate existence of American will cease and the Company will continue as the surviving corporation under the name "GBC Florida, Inc."

     3. The Merger shall become effective upon filing of Articles of Merger with the Kansas Secretary of State and the Florida Secretary of State.

     4. Section 8.1 of the Indenture requires that the Person into which American is merged shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and the interest (including all Additional Interest) on all the Securities of every series and the performance of every covenant of the Indenture on the part of American to be performed or observed.

     5. Section 9.1(a) authorizes, without the consent of any Holders, the execution of a supplemental indenture to evidence the succession of another Person to American, and the assumption by any such successor of the covenants of American under the Indenture and in the Securities contained therein.

     6. Consistent with the terms of the Indenture, the Company has duly authorized the execution and delivery to the Trustee of this Supplemental Indenture providing for the assumption by the Company of the obligations under the Indenture and the Securities;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 8.1 of the Indenture, the parties hereto hereby agree, for the benefit of the respective Holders from time to time of the Securities, as follows:
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                           ARTICLE ONE

                           DEFINITIONS

     Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

                           ARTICLE TWO

                           ASSUMPTION

     The Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities of every series and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

                          ARTICLE THREE

                           THE TRUSTEE

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

                          ARTICLE FOUR

             EFFECT OF EXECUTION AND DELIVERY HEREOF

     From and after the execution and delivery of this Supplemental Indenture, (i) the Indenture shall be deemed to be amended and modified as provided herein, (ii) this Supplemental Indenture shall form a part of the Indenture, (iii) except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect, (iv) the Notes shall continue to be governed by the Indenture, as modified and amended by this Supplemental Indenture, and (v) every holder of Notes heretofore and hereafter authenticated and delivered under the Indenture shall be bound by this Supplemental Indenture.

                          ARTICLE FIVE

                    MISCELLANEOUS PROVISIONS

SECTION 5.1         HEADINGS DESCRIPTIVE.

     The headings of the several Articles and Sections of this
Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Indenture.
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SECTION 5.2         SUCCESSORS AND ASSIGNS.

     This Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the Holders of any Securities then outstanding.

SECTION 5.3         COUNTERPARTS.

     This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

SECTION 5.4         GOVERNING LAW.

     This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


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     IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


ATTEST:                                 GOLD BANC ACQUISITION
                                        CORPORATION XI, INC.

By:  /s/ Keith E. Bouchey               By:  /s/ Malcolm M. Aslin
     Keith E. Bouchey                        Malcolm M. Aslin
     Secretary                               President



[SEAL]





ATTEST:                                 BANKERS TRUST COMPANY,
                                        AS TRUSTEE

By:      /s/ Vincent Chorney            By:  /s/ Susan Johnson
Name:    Vincent Chorney                     Susan Johnson
Title:   Assistant Vice President            Assistant Vice President



[SEAL]
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